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Exh. 99.1

DIGIMARC

E.K. Ranjit
Chief Financial Officer
Digimarc Corporation
(503) 495 4625
(503) 495 4577 Fax
http://www.digimarc.com

John Fread
Director of Public Relations
Digimarc Corporation
(503) 495 4557
(503) 495 4577 Fax
jfread@digimarc.com

Digimarc Corporation Reports Third Quarter Results

    Portland, Ore.—October 17, 2001—Digimarc Corporation (NASDAQ: DMRC), the world leader in digital watermarking solutions, today announced revenues of $3.1 million and an EPS loss of $(0.27) for the quarter ended September 30, 2001.

    The revenues for the third quarter of 2001 were relatively flat with revenues in the comparable period of 2000. Net loss per share for the third quarter of 2001 was $(0.27) based on 16.83 million weighted average basic and diluted shares outstanding for the quarter. This compares with a net loss per share of $(0.33) based on 13.06 million weighted average basic and diluted shares outstanding for the comparable period of 2000.

    For the nine months ended September 30, 2001, total revenues were $11.0 million, up 31% from the comparable period in 2000. Net loss per share for the nine months was $(0.73) based on 16.63 million weighted average basic and diluted shares outstanding, compared to a net loss of $(1.00) based on 12.95 million weighted average basic and diluted shares outstanding for the comparable period of 2000.

    "Q3 revenues did not come in as projected when several large transactions with new customers expected to close in the quarter were postponed due to the changing national economic picture. Established sources of revenues do not appear to have been similarly affected. Our longer term prospects, particularly, in copyright protection and counterfeit deterrence, seem as solid as ever. Nevertheless, there is still a considerable amount of uncertainty in the economy. We intend to manage our expenses very carefully until visibility improves. As part of our effort to manage expenses, we have implemented a reduction in workforce of approximately 20% and restructured our operations to place more emphasis on security applications and licensing," said Bruce Davis, Digimarc CEO.

    Digimarc will hold its Q3 2001 earnings conference call today, at 5:00PM EST. The call will feature Bruce Davis, CEO, Paul Gifford, president and COO, and E.K. Ranjit, CFO.

    As it has in the past, Digimarc will open the event to the general public and the media by broadcasting the call live via the Internet at www.digimarc.com  or www.streetevents.com. The broadcast of the Q3 conference call is available at Digimarc's Web address on the "Q3 Earnings Release Conference Call" icon.

    This Webcast will also be archived for later listening at www.digimarc.com or www.streetevents.com.

About Digimarc

    Digimarc Corp. (NASDAQ: DMRC), based in Tualatin, Ore., is the world leader in digital watermarking solutions. Digimarc's patented digital watermarking technology is used in a range of solutions for brand protection, brand management and security applications. The technology allows digital data to be embedded imperceptibly in traditional and digital media content including photographic or artistic images, movies, music, packaging, printed materials, promotional items, value documents, tickets and holograms, among others. The company continues to build a pervasive new communications platform by developing an increasing array of diverse product offerings. These offerings benefit a broad range of consumers, corporations and government institutions, enhancing the protection of copyrights, the security of value documents and the management of media and fostering integrated marketing and e-commerce for many goods and services. Digimarc's leading customers include creative professionals, major media companies and central banks.

    The company's offerings include the Digimarc MediaBridge™ family of solutions for brand management and enhancement, and the Digimarc Excalibur™ family of anti-counterfeiting and security solutions for brand and document protection. The MediaBridge family includes Digimarc ImageBridge™, a means to communicate copyrights in digital images, track the images on the Internet and facilitate online licensing and related e-commerce, as well as Digimarc MediaBridge™ for Packaging and for Promotions, which offers a fundamentally new way for consumers to access the Internet using printed materials as direct portals to relevant destinations on the Internet. Digimarc's security family includes Digimarc Excalibur™, a group of complementary security products and services that help brand owners protect their products from counterfeiting or diversion, and an anti-counterfeiting system, developed in cooperation with a consortium of leading central banks that deters the use of personal computers in the counterfeiting of value documents. Digimarc is also a member of the Video Watermarking Group (VWM Group), which includes Hitachi, Macrovision, NEC, Philips, Pioneer and Sony, to provide video copy prevention and play control solutions for digital recording devices. In addition, Digimarc video watermarking technology is being licensed for innovative new applications, such as broadcast monitoring. Digimarc has more than 250 U.S. patents pending and 29 issued. Digimarc's vision is to have its watermarking technology become a standard feature of all media content. Please go to www.digimarc.com  for more company information.

Securities Safe Harbor

    This press release contains forward-looking statements that are made pursuant to the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include expectations regarding future revenue, financial performance or reductions in force, as well as opportunities that may be available to Digimarc. All forward-looking statements contained herein are subject to assumptions, risks and uncertainties. Although Digimarc believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those expectations or from historical results because of assumptions, risks and uncertainties, including market acceptance of Digimarc's technology and digital watermark applications; the effect of events beyond Digimarc's control, including adverse changes in general economic conditions; the loss of important customers or business partners; unsuccessful implementation of Digimarc's product solutions by its partners; difficulties managing its planned growth; and the volatility of share prices for companies in its industry and the effect of those prices. Such risks and uncertainties are outlined in Digimarc's Annual Report on Form 10-K for 2000 and its most recently filed Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission. Digimarc urges you to consider all such factors. Digimarc undertakes no obligation to publicly release the results of any revisions to such forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Digimarc Corporation

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001	2000	2001	2000
	(Unaudited)		(Unaudited)
Revenues:
Secure Documents	$2,326	$2,414	$7,279	$7,593
Digimarc MediaBridge	600	80	1,222	106
Media Commerce	141	646	2,508	715

Total revenues	3,067	3,140	11,009	8,414
Cost of revenues	1,573	1,748	5,264	5,080

Gross profit	1,494	1,392	5,745	3,334
	48.7%	44.3%	52.2%	39.6%
Operating expenses:
Research, development and engineering	1,455	1,102	4,546	2,833
Selling, general and administrative	5,393	5,277	16,692	15,572
Stock-based compensation	484	543	1,504	1,629

Total operating expenses	7,332	6,922	22,742	20,034

Operating loss	(5,838)	(5,530)	(16,997)	(16,700)
Other income (expense), net	1,227	1,274	4,785	3,795

Loss before provision for income taxes	(4,611)	(4,256)	(12,212)	(12,905)
Provision for income taxes	—	—	—	—

Net loss	$(4,611)	$(4,256)	$(12,212)	$(12,905)

Net loss per share—basic and diluted	$(0.27)	$(0.33)	$(0.73)	$(1.00)
Weighted average shares—basic and diluted	16,831	13,056	16,629	12,950

Digimarc Corporation

Condensed Balance Sheets

(in thousands)

	September 30, 2001	December 31, 2000
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$92,854	$72,454
Short-term investments	32,793	63,418
Accounts receivable, net	2,421	1,609
Other current assets	1,487	1,444

Total current assets	129,555	138,925
Property and equipment, net	2,672	3,522
Other assets	19	32

Total assets	$132,246	$142,479

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,580	$1,936
Accrued payroll and related costs	879	805
Deferred revenue	459	790
Other current liabilities	104	191

Total current liabilities	3,022	3,722
Other long-term liabilities	19	30
Stockholders' equity	129,205	138,727

Total liabilities and stockholders' equity	$132,246	$142,479

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  Exh. 99.1